Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on

•	Forms S-8 No. 333-128789 and No. 333-195690 pertaining to the Ameriprise Financial 2005 Incentive Compensation Plan,

•	Forms S-8 No. 333-128790 and No. 333-156074 pertaining to the Ameriprise Financial 401(k) Plan,

•
Forms S-8 No. 333-128791, No. 333-150677, No. 333-181008 and No. 333-219786) pertaining to the Ameriprise Financial Franchise Advisor Deferred Compensation Plan (formerly the Ameriprise Financial Deferred Equity Program for Independent Financial Advisors),

•	Form S-3 ASR No. 333-203606 of Ameriprise Financial, Inc. and Ameriprise Capital Trusts I through IV,

•	Form S-8 No. 333-156075 pertaining to the Ameriprise Financial 2008 Employment Incentive Equity Award Plan, and

•	Form S-8 No. 333-159025 pertaining to the Ameriprise Advisor Group Deferred Compensation Plan
of Ameriprise Financial, Inc. of our report dated February 22, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 22, 2018

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